UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 25, 2005

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          On May 25, 2005,  George H. Benter, Jr., stepped down from his position as President and a Director of City National Corporation and City National Bank (collectively, the “Company”).  Mr. Benter has been appointed the Vice Chairman of City National Bank (the “Bank”) and will focus on business development and business retention.  Mr. Benter has also resigned his position as Chief Operating Officer of the Bank with his appointment as Vice Chairman.

(b)         Effective May 25, 2005, the Company appointed Christopher J. Warmuth, age 51, as the President of the Bank and an Executive Vice President of City National Corporation (the “Corporation”).   Mr. Warmuth was also appointed to the Board of Directors of the Bank and Corporation.  Mr. Warmuth will serve on the Company’s Strategy and Planning Committee and will become a member of the Bank’s Community Reinvestment Committee and Directors Trust Committee.

Mr. Warmuth previously served as the Executive Vice President and Chief Credit Officer of the Bank since June 2002. From April 2002 to May 2002, Mr. Warmuth served as the Executive Vice President and Chief Commercial Credit Officer of Bank of the West and from March 1998 to March 2002, he served as the Chief Credit Officer and Head of the Quality Management Division of United California Bank (formerly Sanwa Bank).

The terms of Mr. Warmuth’s at-will employment approved by the Board for his new position with the Company are as follows: (i) annual base salary of $450,000 and (ii) grant of 20,000 stock options (with an exercise price of $70.85).  Pursuant to Mr. Warmuth’s appointment to the Strategy & Planning Committee, the Company has agreed to increase the number of years Mr. Warmuth will be employed after a change of control from two to three years, subject to the execution of an amendment to Mr. Warmuth’s existing Change of Control Agreement.  Further, if after a change of control Mr. Warmuth’s employment is terminated other than for “cause” or he resigns for “good reason,” the Company has agreed the amount he will be paid will be calculated using a multiple of three times instead of two times.  Chris Warmuth continues to be eligible to participate in the Company’s Executive Management Bonus Plan, the Company’s Stock Award Program, the City National Bank Profit Sharing Plus Plan and to participate in the Company’s other compensation and benefit programs that are available to the Company’s senior executives generally.

(c)   In addition to the foregoing, effective May 25, 2005, Russell Goldsmith, age 55, was appointed to the position of President of the Corporation.  Mr. Goldsmith will also continue to serve as the Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of City National Bank.  Mr. Goldsmith had served as the Vice Chairman and Chief Executive Officer of the Corporation since October 1995.  He has also served as the Chairman and CEO of the Bank since October 1995.  There has been no change in the terms of Mr. Goldsmith’s employment with the Company from those previously disclosed.  Russell Goldsmith is the son of Bram Goldsmith, Chairman of the Board of the Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

June 1, 2005	/s/ Christopher J. Carey
Christopher J. Carey
Executive V.P. and Chief Financial Officer
(Authorized Officer and Principal Financial
Officer)